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                    Consent of Independent Public Accountants



To Alaska Air Group:

As independent public accountants, we hereby consent to the incorporation of our reports included in Alaska Air Group's Form 10-K for the year ended December 31, 1994, into the Company's previously filed Registration Statement File No. 33-52265.

                                        Arthur Andersen LLP

Seattle, Washington,
  June 6, 1995